CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (“Registration Statement”) of DWS Advisor Funds of our report dated February 24, 2006, relating to the financial statements and financial highlights which appears in the December 31, 2005 Annual Report to Shareholders of NY Tax Free Money Fund (formerly NY Tax Free Fund), which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firms”, and in Exhibit A “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties” in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Financial Statements” included in Form N-1A of NY Tax Free Money Fund (formerly NY Tax Free Fund) dated May 1, 2006, which is incorporated by reference into such Registration Statement.

PricewaterhouseCoopers

Boston, Massachusetts

October 13, 2006